Exhibit 10.1

FORM OF ASSET REPRESENTATIONS REVIEW AGREEMENT

Among

COMENITY BANK,

as Seller,

WFN CREDIT COMPANY, LLC

as Transferor,

COMENITY BANK,

as Servicer,

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST,

as Issuer,

and

[•],

as Asset Representations Reviewer

Dated as of [•], 20[•]

i

TABLE OF CONTENTS

(continued)

Schedule A — Representations and Warranties, Review Materials and Tests

ii

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of [•], 20[•] (this “Agreement”), among COMENITY BANK, a Delaware state chartered bank, as Seller (in such capacity, the “Seller”), WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor (the “Transferor”), COMENITY BANK, as Servicer (in such capacity, the “Servicer”), WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust, as Issuer (the “Issuer”), and [•] (the “Asset Representations Reviewer”), as Asset Representations Reviewer.

BACKGROUND

In connection with its credit card securitization program, the Seller transferred, and will transfer, receivables arising in certain credit card accounts to the Transferor. The Transferor has transferred, and will transfer, such receivables to World Financial Network Credit Card Master Note Trust (the “Certificate Trust”).

The Certificate Trust has issued a certificate (the “Collateral Certificate”) representing a beneficial interest in the assets held in the Certificate Trust to the Transferor pursuant to the Pooling and Servicing Agreement (as defined herein). The Transferor has transferred the Collateral Certificate to the Issuer pursuant to the Transfer and Servicing Agreement (as defined herein). The Issuer has granted a security interest in the Collateral Certificate to MUFG Union Bank, N.A., as indenture trustee (the “Indenture Trustee”), as security for the Issuer’s obligations under the Indenture (as defined herein).

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of compliance of the Seller and the Transferor with the representations and warranties made by the Seller and the Transferor with respect to certain receivables as set forth herein.

The parties agree as follows.

ARTICLE I

USAGE AND DEFINITIONS

SECTION 1.1. Usage and Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Indenture (including any supplement thereto).

SECTION 1.2. Additional Definitions. The following terms have the meanings given below:

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Receivable according to Section 3.4.

“Certificate Trust” has the meaning stated in the first paragraph of the “Background” section.

“Collateral Certificate” has the meaning stated in the second paragraph of the “Background” section.

“Confidential Information” has the meaning stated in Section 4.8.

“Fee Letter” has the meaning stated in Section 4.3(a).

“Good Industry Practice” means, in relation to any undertaking and any circumstances, the exercise of a high degree of skill, diligence, prudence and foresight that would reasonably be executed from a highly skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances.

“Indemnified Person” has the meaning stated in Section 4.5(a).

“Indemnifying Person” has the meaning stated in Section 4.5(a).

“Information Recipients” has the meaning stated in Section 4.8.

“Indenture” means that certain Master Indenture, dated as of August 1, 2001, by and between the Issuer and the Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Indenture Trustee” has the meaning stated in the second paragraph of the “Background” section.

“Issuer PII” has the meaning stated in Section 4.9.

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.9.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, as amended and restated as of September 17, 1999, as amended and restated a second time as of August 1, 2001, and as further supplemented by the Collateral Series Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of August 21, 2001, and, in each case, as further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Receivables Purchase Agreement” means the Receivables Purchase, dated as of August 1, 2001, between the Seller and the Transferor, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review and a Subject Receivable, the documents and other materials for each Test listed under “Review Materials” in Schedule A or any additional documents or other materials that the Asset Representations Reviewer may reasonably request.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Review Satisfaction Date” means the date on which the Noteholders have voted to cause the Asset Representations Reviewer to conduct an Asset Representations Review pursuant to Section 5.18 of the Indenture.

“Scheduled Completion Date” has the meaning stated in Section 3.4(b).

“Subject Receivables” means, for any Asset Representations Review, all Receivables which are 60-Day Delinquent Receivables as of the last day of the Monthly Period prior to the related Review Satisfaction Date; provided that, any Receivable which becomes a repurchased Receivable after the Review Satisfaction Date will no longer be a Subject Receivable.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of August 1, 2001, among the Transferor, the Servicer, and the Issuer, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Work Product” means all works, interventions, data and other items created, conceived or reduced to practice pursuant to or in connection with this Agreement, including any Review Report.

ARTICLE I

IENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

SECTION 2.1. Engagement; Acceptance. The Issuer engages [•] to act as the Asset Representations Reviewer for the Issuer. [•] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer, including conducting a review of the underlying assets of the Issuer for compliance with representations and warranties on the pool assets, on the terms set forth in this Agreement.

SECTION 2.2. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables and Accounts for compliance with the representations and warranties under the Pooling and Servicing Agreement, the Transfer Agreement or the Receivables Purchase Agreement, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of any contractual provision under the Pooling and Servicing Agreement, the Transfer Agreement or the Receivables Purchase Agreement.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

SECTION 3.1. Review Notices. On receipt of a Review Notice in accordance with Section 5.18 of the Indenture, the Servicer shall deliver a copy thereof to the Asset Representations Reviewer.

SECTION 3.2. Identification of Subject Receivables. Within [•] [Business Days][calendar days] after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Accounts in which the Subject Receivables arise. The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until it has received a Review Notice, a list of the Accounts related to the Subject Receivables and access to the Review Materials in accordance with Section 3.3 (the “Review Commencement Date”).

SECTION 3.3. Review Materials.

(a) Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within [•] [Business Days][calendar days] after receipt of the Review Notice in one or more of the following ways: (i) by providing access to the Servicer’s receivables systems, either remotely or at one of the properties of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies of documents relating to the Subject Receivables at one of the properties of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Asset Representations Review.

(b) Missing or Insufficient Review Materials. If the Asset Representations Reviewer determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than [•] [Business Days][calendar days] before the Scheduled Completion Date, and the Servicer will have [•] [Business Days][calendar days] to give the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Review Materials or other documents have not been provided by the Servicer within [•] [Business Days][calendar days] after receipt of such notice, the parties agree that each Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Review Report will indicate the reason for the Test Fail.

SECTION 3.4. Performance of Reviews.

(a) Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for the Subject Receivables the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”). If the result for more than one Subject Receivable is determinable by performing a Test once for such group of Subject Receivables, the Asset Representations Reviewer will use such determination for all such Subject Receivables.

(b) Review Period. The Asset Representations Reviewer will complete the Asset Representations Review of all of the Subject Receivables within [90][120] calendar days after the Review Commencement Date (the “Scheduled Completion Date”). However, if additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the permissible period for the Asset Representations Review will be extended for an additional [30] calendar days after the Review Commencement Date (as such period may be extended, the “Asset Representations Review Period”).

(c) Completion of Asset Representations Review for Certain Subject Receivables. Following the delivery of the list of the Accounts related to the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the related Obligor or purchased by the Servicer, the Seller or the Transferor according to the applicable Related Document. On receipt of notice, the Asset Representations Review of such Subject Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for such Subject Receivables and the related reason.

(d) Previously Performed Test. If any Test is performed in an Asset Representations Review, the Asset Representations Reviewer will not perform such Test again in connection with any additional Asset Representations Review, but will include the determination of such previous Test in the Review Report for the current Asset Representations Review; provided, that the Asset Representations Reviewer may conduct Tests relating to Subject Receivables for any time period not covered in previous Tests.

(e) Termination of Asset Representations Review. If an Asset Representations Review is in process and all Outstanding Notes of the Issuer will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than [ten] calendar days before such Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

SECTION 3.5. Review Reports. Within [•] [Business Days][calendar days] after the end of the Asset Representations Review Period, the Asset Representations Reviewer will deliver to the Indenture Trustee, the Seller, the Servicer and the Transferor a Review Report indicating for each Subject Receivables whether there was a Test Pass or a Test Fail for each Test, or whether such Subject Receivable was assigned a Test Complete and the related reason. The Review Report will contain a summary of the Asset Representations Review results, which may (in whole or in part) be included in the Form 10-D report with respect to the Issuer for the Monthly Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII. On reasonably request of the Servicer, the Asset Representations Reviewer will provide additional detail on the Test results.

SECTION 3.6. Review Representatives; Cooperation.

(a) Servicer, Seller and Transferor Representatives. Each of the Servicer, the Seller and the Transferor agrees to designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Servicer, the Seller, the Transferor and the Indenture Trustee during the performance of an Asset Representations Review.

(c) Seller and Transferor Cooperation. Each of the Seller and the Transferor shall (i) cooperate with the Asset Representations Reviewer in completing procedures for an Asset Representations Review and (ii) provide the Asset Representations Reviewer with reasonable access to its offices and information databases upon written request from the Asset Representations Reviewer.

(d) Questions About Asset Representations Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer, the Indenture Trustee, the Seller, the Transferor or the Servicer until the earlier of (i) the payment in full of all of the Outstanding Notes of the Issuer and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Indenture Trustee.

SECTION 3.7. Dispute Resolution. The Asset Representations Reviewer agrees and acknowledges that any Review Report may be used by the Issuer, the Seller, the Transferor, the Indenture Trustee or the Servicer in any dispute resolution proceeding. No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding such use of any Review Report.

SECTION 3.8. Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture, and may rely on the information in any Review Notice delivered to the Asset Representations Reviewer;

(ii) to determine which Receivables are subject to an Asset Representations Review, and may rely on the lists of Subject Receivables provided by the Servicer;

(iii) to obtain or confirm the validity of the Review Materials, and may rely on the accuracy and completeness of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under any of the Related Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Receivables; or

(vi) to determine the reason for the delinquency of any Receivable, the creditworthiness of any Obligor, the overall quality of any Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Receivable.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Tests” in Schedule A, and will not be obligated to perform additional procedures on any Review Receivable or to provide any information other than a Review Report indicated for each Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Review Receivable was a Test Complete and the related reason. However, the Asset Representations Reviewer may provide additional information about any Review Receivable that it determines in good faith to be material to the Review. The Tests in Schedule A may be modified from time to time within the written consent of the Issuer, Servicer and Asset Representations Reviewer, if due to a change in available data, the presentation or formatting hereof, or other considerations, there exists an alternative Test and/or set of Review Materials that in the good faith determination of the Servicer, the Issuer and the Asset Representations Reviewer are designed to produce at least as accurate a determination of compliance with one or more representations and warranties as the Test and/or Review Materials being replaced.

ARTICLE I

VASSET REPRESENTATIONS REVIEWER

SECTION 4.1. Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland. The Asset Representations Reviewer is qualified to do business as a foreign [•] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. There are no proceedings or investigations pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

(f) Consents. All material authorizations, consents, orders, approvals or other actions of any governmental authority required to be obtained or effected by the Asset Representations Reviewer in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof have been duly obtained or effected and are in full force and effect.

(g) Safeguards. The Asset Representations Reviewer has, and will continue to have, adequate administrative, technical and physical safeguards designed to: (i) ensure the security and confidentiality of all Confidential Information, (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information and (iii) protect against any unauthorized acquisition of, access to or use of Confidential Information.

(h) Intellectual Property. The Asset Representations Reviewer owns or has the right to use all software, designs, utilities, tools, models, systems and other methodologies and know how that the Asset Representations Reviewer may use in performing its obligations under this Agreement and such usage shall not infringe upon the rights of any third party or violate any applicable laws.

SECTION 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer, the Transferor, the Seller, the Servicer and the Indenture Trustee promptly upon becoming aware that it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c) Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of [five years] after the termination of this Agreement. After such [five year] period, the Asset Representations Reviewer shall (at Seller’s option) either (i) promptly return to Seller all such information in its possession or (ii) destroy or erase permanently all such information and confirm in writing to the Seller that it has done so.

(d) Review Procedures Audit. The Asset Representations Reviewer will maintain an audit trail for the Review Materials received, the Review Procedures performed and any determinations made in connection with a Review.

(e) Work Product. The Seller will receive title to all Work Product free and clear of all mortgages, liens, pledges, custodianships, security interest or other encumbrances, restrictions, claims or charges of any kind.

(f) Information to Be Provided.

(i) The Asset Representations Reviewer shall (a) within 30 calendar days after the end of each calendar quarter, provide to the Transferor such information regarding the Asset Representation Reviewer for purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and (b) upon five (5) Business Days prior request from The Transferor, enter into an Indemnification Agreement in substantially the form of Exhibit A hereto. As promptly as practicable following notice to or discovery by the Asset Representations Reviewer of any material changes to the most recently provided information for purposes of compliance with Items 1117, 1109(b) or 1119 of Regulation AB, provide to the Transferor, in writing, notice of such material changes. Such information shall include:

(A)	the Asset Representations Reviewer’s name and form of organization;

(B)	a description of the extent to which the Asset Representations Reviewer has had prior experience serving as an asset representations reviewer for asset-backed securities involving credit card receivables;

(C)	a description of any affiliation between the Asset Representations Reviewer and any of the following parties to a securitization transaction, as such parties are identified by name to the Asset Representations Reviewer by the Transferor no later than the end of the relevant calendar quarter;

(1)	the sponsor;

(2)	any depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider;

(9)	any underwriter;

(10)	any person hired by Comenity Bank or an underwriter to perform due diligence on the Receivables; and

(11)	any other material transaction party.

(ii) In connection with each Report on Form 10-K with respect to the Notes and each Report on Form 10-D with respect to the Notes filed by or on behalf of the Transferor, the Asset Representations Reviewer shall be deemed to represent and warrant, as of the date that is fifteen (15) days prior to the Issuer’s Annual Report Date of each calendar year for the Report on Form 10-K with respect to the information recently provided by the Asset Representations Reviewer for the purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB, and as of the related Payment Date for each Report on Form 10-D with respect to the information most recently provided by the Asset Representations Reviewer for the purposes of compliance with Item 1117, that such information is materially correct and does not have any material omissions, unless the Asset Representations Reviewer has provided an update to such information.

(g) Control Requirements. The Asset Representations Reviewer shall comply with all the Seller’s policies, including but not limited to, data security and data protection policies, that have been provided to the Asset Representations Reviewer. The Asset Representations Reviewer will adhere to reasonable quality assurance procedures to ensure that its performance of its obligations hereunder is done in accordance with Good Industry Practice.

(h) Opinion of Counsel. On the date hereof and promptly five (5) Business Days’ prior written notice in connection with an issuance of Notes registered on Form SF-3, the Asset Representations Reviewer shall provide an opinion of counsel, which may be an opinion of in-house counsel, addressed to the Servicer, the Indenture Trustee, the Owner Trustee, the Issuer, each Rating Agency and the underwriters or purchasers of the Notes to the effect that:

(i) the Asset Representations Reviewer is validly existing and in good standing as a corporation under the laws of the State of Maryland and has the power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under this Agreement;

(ii) the execution, delivery and performance by the Asset Representations Reviewer of this Agreement and the consummation by the Asset Representations Reviewer of the services contemplated hereby have been duly authorized by all necessary corporate action;

(iii) this Agreement has been duly and validly executed and delivered by the Asset Representations Reviewer;

(iv) the execution and delivery by the Asset Representations Reviewer of this Agreement and the consummation of the services contemplated hereby will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the by-laws of the Asset Representations Reviewer, (B) to the best of such counsel’s knowledge after due inquiry and investigation, any material indenture, contract, lease, mortgage, deed of trust or other instrument of agreement to which the Asset Representations Reviewer is a party or by which the Asset Representations Reviewer is bound or (C) to the best of such counsel’s knowledge after due inquiry and investigation, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over the Asset Representations Reviewer; and

(v) the execution and delivery by the Company of this Agreement and the consummation of the services contemplated hereby will not result in a violation of any applicable statute, rule or regulation to which the Company is subject that would have a material adverse effect on (i) the ability of the Company to perform its obligations under this Agreement or (ii) the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries as a whole; and

(vi) to the best of counsel’s knowledge after due inquiry and investigation, the Company is not a party to any pending action or proceeding before any court, governmental agency or arbitrator which (i) purports to affect the legality, validity, binding effect or enforceability of the Agreement, or (ii) could have a material adverse effect on (x) the ability of the Company to perform its obligations under the Agreement or (y) the business, operations, assets, liabilities or financial condition of the Company and its subsidiaries as a whole.

SECTION 4.3. Fees and Expenses.

(a) [Monthly][Annual] Fee. The Seller will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, [a monthly][an annual] fee in the amount set forth in a fee letter, dated as of the date hereof among the Servicer, the Issuer and the Asset Representations Reviewer (the “Fee Letter”). The [monthly][annual] fee will be paid as agreed in this Section 4.3(a) by the Seller until this Agreement is terminated.

(b) Review Fee. Following the completion of an Asset Representations Review and the delivery to the Indenture Trustee, the Seller, the Servicer and the Transferor of the Review Report, or the termination of an Asset Representations Review according to Section 3.4(e), and the delivery to the Seller, of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee for each Asset Representations Review as set forth in the Fee Letter (the “Review Fee”). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review or for any Asset Representations Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review in accordance with Section 3.4(e). The Seller will pay the Review Fee to the Asset Representations Reviewer in accordance with the terms of the detailed invoice from the Asset Representations Reviewer. If an Asset Representations Review is terminated according to Section 3.4(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five Business Days before the final Payment Date in order to be reimbursed no later than the final Payment Date.

(c) Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Seller will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Representations Review upon receipt of a detailed invoice.

SECTION 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

SECTION 4.5. Indemnification. (a) Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Transferor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents (each, an “Issuer Indemnified Person”) for all costs, expenses (including reasonable attorneys’ fees and expenses and costs of investigation), losses, damages and liabilities resulting from (i) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer in performing its obligations under this

Agreement, (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants and other obligations in this Agreement (the “Issuer Losses”), except to the extent than any such Issuer Losses are determined by a final non-appealable order of a court of competent jurisdication to have resulted from the bad faith, gross negligence or willful misconduct of the Issuer Indemnified Person or persons in respect of whom such liability is asserted. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

(b) Indemnification by Seller. The Seller will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “ARR Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or gross negligence (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement (the “ARR Losses”), except to the extent that any such ARR Losses are determined by a final non-appealable order of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of the ARR Indemnified Person or persons in respect of whom such liability is asserted or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties or covenants in this Agreement.

(c) Proceedings. Promptly on receipt by an Issuer Indemnified Person or an ARR Indemnified Person (each, an “Indemnified Party”) of notice of a proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.5(a), notify the Seller or the Asset Representations Reviewer, as applicable (each, an Indemnifying Party”) of the proceeding. The Indemnifying Party may participate in and assume the defense and settlement of a Proceeding at its expense. If the Indemnifying Party notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Seller assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Indemnifying Party will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Seller, and an Indemnified Person. If there is a conflict, the Indemnifying Party will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Indemnifying Party and the Indemnified Person, which approval will not be unreasonably withheld.

(d) Survival of Obligations. Each of the Seller’s and the Asset Representation Reviewer’s obligations under this Section 4.5 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(e) Repayment. If the Seller makes any payment under this Section 4.5 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to Seller.

SECTION 4.6. Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance, (c) the protection of Confidential Information and (d) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Seller’s, the Servicer’s, the Transferor’s or the Indenture Trustee’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, the Seller, the Servicer, the Transferor and the Indenture Trustee will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee reasonably determines that it is required to make the disclosure under this Agreement or the other Related Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least [five years] after the termination of its obligations under this Agreement.

SECTION 4.7. Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement, which may be withheld in such party’s sole discretion.

SECTION 4.8. Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement, as well as any initial materials previously provided, in confidence and under the terms and conditions of this Section 4.8, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer, the Servicer and the Transferor, be disclosed or used by the Asset Representations Reviewer, any of its Affiliates or its Affiliates’ or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Seller or the Issuer or their Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including but not limited to:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer, the Seller, the Transferor or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer, the Transferor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer, the Seller, the Transferor or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will use commercially reasonable efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.9.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its commercially reasonable efforts to provide the Issuer, the Seller, the Transferor and the Servicer with prompt notice of the requirement and will cooperate, at the Seller’s expense, in the Issuer’s, the Seller’s, the Transferor’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer, the Seller, the Transferor or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.8 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee and each of the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer, the Seller, the Servicer, the Transferor or the Indenture Trustee to enforce this Section 4.8, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

SECTION 4.9. Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number (s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Seller, the Transferor, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII. None of the Issuer, the Seller, the Transferor or the Servicer intend to share, provide or supply any Issuer PII to the Asset Representations Reviewer. However, if the Asset Representations Reviewer receives any Issuer PII, the Asset Representations Reviewer will immediately (i) notify the Servicer and (ii) indefeasibly delete and destroy such Issuer PII. Notwithstanding the foregoing, the Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.9(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII [except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Representations Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.] The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel who may access Issuer PII on the proper use of and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer, the Seller, the Transferor and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII, if any, and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.9. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.9 as necessary from time to time for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer, the Seller, the Transferor and the Servicer and their authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.9 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. Each of the Issuer, the Seller, the Transferor and the Servicer agrees to make reasonable efforts to schedule any audit described in this Section 4.9 with the inspections described in Section 4.6. The Asset Representations Reviewer will also permit each of the Issuer, the Transferor and the Servicer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.9, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.9 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

SECTION 5.1. Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not an Affiliate of the Seller, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not an Affiliate of a Person that was, engaged by the Seller or any underwriter to perform any due diligence on the Receivables.

SECTION 5.2. Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless (a) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1 or (b) upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. The Asset Representations Reviewer will deliver [    ] day’s prior written notice of its resignation to the Seller, the Servicer, the Issuer, the Transferor and the Indenture Trustee, together with an Opinion of Counsel supporting its determination.

(b) Removal of Asset Representations Reviewer for Cause. Subject to Section 5.2(e), the Issuer, by notice to the Asset Representations Reviewer, may immediately remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement if any of the following events shall occur:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii) the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs.

(c) Voluntary Removal of Asset Representations Reviewer. Subject to Section 5.2(e), the Issuer, in its sole discretion, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement by providing the Asset Representations Reviewer with at least [•] calendar days prior written notice; provided, however, that the Issuer may not terminate the Asset Representations Reviewer under this Section 5.2(c) (i) if an Asset Representations Review is ongoing, (ii) on any date that is not more than 90 calendar days after the occurrence of the filing of a Securities Exchange Act Form 10-D reporting that a Delinquency Trigger has occurred or (iii) if the Transferor is conducting a vote of all Noteholders as to whether or not an Asset Representations Review should be conducted.

(d) Notice of Resignation or Removal. The Issuer will notify the Transferor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(e) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

SECTION 5.3. Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the [Issuer] will use commercially reasonable efforts to engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1 within ninety (90) calendar days of such resignation or removal. If no successor asset representations reviewer has been appointed by the ninetieth (90th) day after notice of resignation or removal of the Asset Representations Reviewer, the Asset Representations Reviewer shall be entitled to petition a court of competent jurisdiction for the appointment of a successor asset representations reviewer that meets the eligibility requirements of Section 5.1 and has relevant experience as an asset representations reviewer.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the earlier of (i) the date of the successor Asset Representations Reviewer has executed and delivered to the Issuer, the Seller, the Servicer and the Transferor an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer, the Servicer, the Seller, and the Transferor on substantially the same terms as this Agreement and (ii) the date on which no Notes are outstanding.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Seller, the Servicer, the Transferor and the Indenture Trustee and take all actions reasonably requested to assist the Seller, the Servicer, the Transferor and the Indenture Trustee in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer, including, but not limited to, (i) transferring all Review Materials to the successor asset representations reviewer, (ii) returning or destroying all Confidential Information in its possession and (iii) making appropriate personnel available to respond to questions or requests from the Transferor or the Servicer, for a period of one (1) year after the effective date of its resignation or removal. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Transferor or the successor Asset Representations Reviewer.

SECTION 5.4. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI

OTHER AGREEMENTS

SECTION 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Seller, the Servicer or the Transferor for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer, the Seller, the Transferor or the Servicer. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Servicer, the Transferor or the Seller members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

SECTION 6.2. No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Transferor or by a trust for which the Transferor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Transferor, (ii) the Certificate Trust or (iii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

SECTION 6.3. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by U.S. Bank Trust National Association, not individually or personally, but solely as Owner Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

SECTION 6.4. Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.5 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Amendments.

(a) This Agreement only can be modified in a written document executed by the parties hereto without the consent of the Noteholders or any other Person; provided, that, so long as any Note is outstanding except with respect to amendments (i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement, either (a) such amendment shall not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding Note or (b) the Rating Agency Condition is satisfied with respect to such amendment. With respect to any amendment for which clauses (a) or (b) of the immediately preceding sentence cannot be satisfied, this Agreement can be amended with the consent of the Noteholders of a majority of the Outstanding Amount of the Notes of each adversely affected Series.

(b) Notice of Amendments. The Transferor will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the Transferor will deliver a copy of the amendment to the Rating Agencies.

SECTION 7.2. Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Seller, the Servicer and the Transferor.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee, for the benefit of the Noteholders, will be a third-party beneficiary of this Agreement and entitled to enforce this Agreement against the Asset Representations Reviewer. No other Person will have any right or obligation under this Agreement.

SECTION 7.3. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) for overnight mail, on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to (i) (a) in the case of Seller, [address], Attention: [•], telecopy: [•] and email: [•], (b) in the case of Transferor, [address], Attention: [•], telecopy: [•] and email: [•], (c) in the case of the Indenture Trustee, [address], Attention: Corporate Trust and Agency Services, telecopy: [•] and email: [•], (d) in the case of the Servicer, [address], Attention: [•], telecopy: [•] and email: [•] and (e) in the case of the Asset Representation Reviewer, [•], telecopy: [•] and email: [•]; or, (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party.

SECTION 7.4. Governing Law; Jurisdiction.

(a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH

SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.3 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.5. No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

SECTION 7.6. Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

SECTION 7.7. Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

SECTION 7.8. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

COMENITY BANK, as Seller

By:
Name:
Title:

WFN CREDIT COMPANY, LLC, as Transferor

By:
Name:
Title:

COMENITY BANK, as Servicer

By:
Name:
Title:

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, as Issuer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

[•], as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

Representations and Warranty	Review Materials	Tests

EXHIBIT A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of [            ], 20[    ], is between WFN Credit Company, LLC and FTI Consulting, Inc.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

“Agreement” means this Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated [            ], 2016, among Comenity Bank, as Seller and Servicer, WFN Credit Company, LLC, as Transferor, World Financial Network Credit Card Master Note Trust, as Issuer, and FTI Consulting, Inc., as Asset Representations Reviewer, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Depositor” means WFN Credit Company, LLC, a limited liability company organized under the laws of the State of Delaware.

“FTI” means FTI Consulting, Inc., a Maryland corporation.

“FTI Information” means the information attached hereto as Exhibit A.

“Offered Notes” means the (Series 20[    ]-[    ]) Notes referred to as offered notes by the Prospectus.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prospectus” means the prospectus, dated [            ], 20[    ], relating to the offering of the Offered Notes.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

Indemnification Agreement

ARTICLE II. REPRESENTATIONS AND WARRANTIES

Section 2.1 Each party hereto represents and warrants that:

(a) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by such party; and

(c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

Section 2.2 FTI represents and warrants to the Depositor that as of the date of the Prospectus, there are no material pending legal or other proceedings involving FTI or of which any property of FTI is the subject that, individually or in the aggregate as to the FTI, would have a material adverse impact on investors in the Offered Notes. As promptly as possible following notice to or discovery by FTI of any event or circumstance that would make the representation and warranty in the previous sentence untrue, FTI shall provide the Depositor notice of such event or circumstance.

ARTICLE III. INDEMNIFICATION

Section 3.1 Indemnification. FTI agrees to indemnify and hold harmless the Depositor and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained in the FTI Information, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) a breach of any of the representations and warranties of FTI contained in Section 2.2 of this Agreement, in each case solely to the extent such claims, losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses are not incurred as a result of the Depositor’s misfeasance, bad faith, fraud or negligence. In no event shall FTI be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether FTI has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.2 Notification; Procedural Matters. Promptly after receipt by any indemnified party under Section 3.1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 3.1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the

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failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) representing an indemnified party separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

ARTICLE IV. GENERAL

Section 4.1 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their affiliates and their respective successors and assigns and the officers, directors, partners and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 4.3 Acknowledgement. FTI hereby acknowledges and agrees that the FTI Information shall be used in the Prospectus.

Section 4.4 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

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Section 4.5 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, WFN Credit Company, LLC, [            ], Attention: [            ]; and (b) in the case of FTI, FTI Consulting, Inc., [            ], Attention: [            ]; or, in each case, to such other address as to which the applicable party has notified the other parties in writing pursuant to this Section.

Section 4.6 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 4.7 Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

WFN CREDIT COMPANY, LLC

By:
Name:
Title:

FTI CONSULTING, INC.

By:
Name:
Title:

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Exhibit A

FTI INFORMATION

Item 1109(b)(1)-(2):

Item 1117: See Representation 2.2 of this Indemnification Agreement.

Item 1119: The following is a description of the Asset Representation Reviewer’s affiliation, if any, with any of the following persons, in each case, only to the extent that the identity of such persons has been identified to the Asset Representation Reviewer pursuant to Section 4.2(d)(ii)(C) of the Asset Representations Review Agreement: the sponsor, the depositor, the issuing entity, each servicer, each trustee and each person hired by Comenity Bank or an underwriter to perform due diligence on the Receivables, any originator, any significant obligor, any enhancement or support provider, any underwriter, or any other material transaction party.

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